THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: ______________________

Note Amount:  $25,000.00

9% SECURED NOTE
DUE ______________________

THIS 9% SECURED NOTE is one of a series of duly authorized and validly issued 9% Secured Notes of SILC Holdings, LLC, a Florida limited liability company, (the “Company”), having its principal place of business at 1485 International Parkway, Suite 1031, Lake Mary, Florida 32751, designated as its 9% Secured Note due twenty-four months following the Original Issue Date (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to ___________________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $25,000.00 on the twenty-fourth monthly anniversary date of the Original Issue Date (the “Maturity Date”).  This Note is subject to the following additional provisions:

Section 1.  Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Florida are authorized or required by law or other governmental action to close.

 “Event of Default” shall have the meaning set forth in Section 5(a).

“Interest Payment Date” shall have the meaning set forth in Section 3(a).

“Original Issue Date” means _____________________.

“Subscription Agreement” means the Securities Subscription Agreement between the Company and the Holder.

Section 2.  Use of Proceeds.  The proceeds of this Note will be used as capital to fund real estate loans in furthering the business operations of the Company.  None of the investment proceeds will be used for other working capital needs and will not be used to pay the business obligations of the Company.

Section 3.  Interest.

a)  Payment of Interest. The Company shall pay interest to the Holder on a monthly basis (each such date, an “Interest Payment Date”) on the then outstanding principal amount of this Note at the rate of 9% per annum.  The Company will send each interest payment to the Holder electronically to an account designated by the Holder on the 20th day of the month following the month for which the interest is being paid.

b)  Interest Calculations. Interest shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest.  Interest hereunder will be paid to the person in whose name this Note is registered on the records of the Company.

c)  Prepayment.  Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 4.  Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

Section 5.  Events of Default.

a)  “Event of Default” means the Company fails to make any interest or principal payments on a timely basis.  The time period after an Event of Default occurs and until the Event of Default is corrected or removed shall be known as a “Default Period”.

b)  Remedies upon Default. If any Event of Default occurs, then during the Default Period, the interest rate applicable to the Note shall be 15% rather than 9%.

Section 6.  Miscellaneous.

a)  Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Subscription Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Florida time) on any date, or (ii) upon actual receipt by the party to whom such notice is required to be given.

b)  Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and accrued interest, as applicable, on this Note at the time, place, and rate as is herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes of the same series now or hereafter issued under the terms set forth herein.

c)  Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflict of laws thereof.

e)  Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f)  Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

g)  Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)  Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

SILC HOLDINGS, LLC

By:__________________________________________
     Name:
     Title: